REVOCABLE PROXY REPUBLIC BANCSHARES, INC. PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 13, 2004

You hereby appoint William R. Hough, William R. Klich, and William C. Ballard, or any of them, with individual power of substitution, Proxies to vote all shares of the Common Stock of Republic Bancshares, Inc. (the “Company”) which you are entitled to vote at, and to attend, the Special Meeting of Shareholders to be held at Republic Bancshares’ Corporate headquarters at 111 Second Avenue, NE, Suite 300, St. Petersburg, Florida 33701, on April 13, 2004, at 10:00 a.m., local time, or any adjournment thereof.

ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED ON THIS CARD, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THIS PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL REVOKE ALL OTHER PRIOR-DATED PROXIES RELATED TO THESE SHARES.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é YOUR VOTE IS IMPORTANT! PLEASE VOTE PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Please Mark Here for Address Change or ☐ Comments SEE REVERSE SIDE
The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

1. The proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of December 1, 2003, between Republic Bancshares, Inc. and BB&T Corporation and a related plan of merger pursuant to which Republic would merge into BB&T.

	FOR	AGAINST	ABSTAIN	Please mark here if you will be attending the Special Meeting: ☐

	☐	☐	☐	(PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE FURNISHED)

2. The proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the above proposal.

	☐	☐	☐

3. The proposal to transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Signature Signature				Dated , 2004

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU WISH TO ATTEND THE SPECIAL MEETING YOU MUST BRING A FORM OF PERSONAL PHOTO IDENTIFICATION WITH YOU. IN ADDITION, IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER, OR OTHER HOLDER OF RECORD, YOU MUST BRING A LETTER FROM THE HOLDER OF RECORD THAT CONFIRMS YOUR OWNERSHIP OF THOSE SHARES OR A BROKER FORM OF LEGAL PROXY. WE RESERVE THE RIGHT TO REFUSE ADMITTANCE TO ANYONE WITHOUT PROPER PROOF OF SHARE OWNERSHIP AND PROPER PHOTO IDENTIFICATION.

é FOLD AND DETACH HERE é